Exhibit 99.1

Mr. Cooper Group Inc. Stockholders Approve Merger Agreement

with Rocket Companies, Inc.

Dallas, TX (September 3, 2025) - Mr. Cooper Group Inc. (NASDAQ: COOP) (“Mr. Cooper” or the “Company”) today announced that at a special meeting of Company stockholders held earlier today, its stockholders voted to adopt the Company’s merger agreement with Rocket Companies, Inc. (“Rocket”) (NYSE: RKT).

As previously announced, under the terms of the merger agreement, Mr. Cooper stockholders are entitled to receive 11 shares of Rocket Class A common stock for each share of Mr. Cooper common stock. Additionally, Mr. Cooper may declare and pay a dividend of $2.00 per share of Mr. Cooper common stock prior to the effective time of the transaction.

The final voting results of the Company’s special meeting will be reported in a Current Report on Form 8-K filed by Mr. Cooper with the U.S. Securities and Exchange Commission.

Completion of the acquisition of Mr. Cooper by Rocket remains subject to the satisfaction or waiver of the remaining closing conditions.

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements regarding the proposed transaction between Rocket Companies, Inc. (“Rocket”) and Mr. Cooper Group Inc. (“Mr. Cooper”) and other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Rocket’s and Mr. Cooper’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket’s or Mr. Cooper’s ability to attract, motivate, retain and hire key personnel and maintain relationships with others with whom Rocket or Mr. Cooper does business, or on Rocket’s or Mr. Cooper’s operating results and business generally; (iv) that the proposed transaction may divert management’s attention from each of Rocket’s and Mr. Cooper’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that Rocket or Mr. Cooper may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact Rocket’s or Mr. Cooper’s ability to pursue certain business opportunities or strategic transactions; (ix) the anticipated tax treatment of the transaction may not be obtained, risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (xi) the impact of legislative, regulatory, economic, competitive and technological changes; (xii) risks relating to the value of Rocket securities to be issued in the proposed transaction; (xiii) the risk that integration of the Rocket and Mr. Cooper businesses post closing may not occur as anticipated or the combined company may not be able to achieve the anticipated synergies expected from the transaction, and the costs associated with such integration; and (xiv) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket and Mr. Cooper.

These risks, as well as other risks related to the proposed transaction, are more fully described in the Joint Proxy and Information Statement/Prospectus filed with the SEC in connection with the proposed transaction. While the list of factors presented here and the list of factors presented in the Joint Proxy and Information Statement/Prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed by each company.

About Mr. Cooper Group

Mr. Cooper Group Inc. (NASDAQ: COOP) provides customer-centric servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper®, Xome® and Rushmore Servicing®. Mr. Cooper is the largest home loan servicer in the country focused on delivering a variety of servicing and lending products, services and technologies. For more information, visit www.mrcoopergroup.com.

Kenneth Posner

Kenneth.Posner@mrcooper.com